CONSENT OF DECHERT LLP

We consent to the filing of our tax opinion as an exhibit to the Registration Statement on Form N-14 of William Blair Funds to be filed with the Securities and Exchange Commission and to the discussion of the opinion and references made to our Firm therein and in any amendments thereto.

/s/ Dechert LLP
Dechert LLP 100 Oliver Street
Boston, MA 02110

April 19, 2021